                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                FORM 8-K



             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES EXCHANGE ACT OF 1934




    Date of report (date of earliest event reported): September 30, 1995



                          PACIFIC TELECOM, INC.

              Exact name of registrant as specified in Charter)

   State of Washington                0-873                91-0644974
(State or other jurisdiction        Commission           (IRS Employer
    of incorporation)                File No.)         Identification No.)


    805 Broadway
Vancouver, Washington
 (Address of principal                                    98668-8701
   executive offices)                                     (Zip Code)


      Registrant's telephone number, including area code: (360)905-5800

                                No Change
        (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

       On September 30, 1995, Pacific Telecom, Inc. (Company) purchased local exchange assets in Washington from US WEST Communications, Inc. (USWC). There are no affiliated relationships between the Company and USWC. The assets acquired from USWC represent 26 exchanges which serve approximately 20,000 access lines, largely in rural Washington. The Company combined these assets with its existing local exchange operations in Washington and began providing telecommunications services to its new customers immediately after closing.

         The Company paid approximately $86 million in cash at closing for these assets. The purchase price was based on a multiple of net book value of USWC assets acquired with certain purchase price adjustments calculated at closing. Funds for the purchase were provided through a combination of short-term borrowings under uncommitted lines of credit from Wachovia Bank and internally generated funds. The Company had previously retired short-term borrowings with the proceeds from the sale of Alascom, Inc. in August 1995.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

        c) Exhibits

        2B Agreement of Purchase and Sale of Exchanges between US
           WEST Communications, Telephone Utilities of Washington, Inc. and the Registrant dated May 5, 1994. (Incorporated by reference to Exhibit 2B of the Registrant's Annual
            Report on Form 10-K for the year ended December 31, 1994, File No.0-873.)

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                         SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PACIFIC TELECOM, INC.
                         (Registrant)


Dated:  October 4, 1995  By: /s/James H. Huesgen
                             _____________________
                                James H. Huesgen
                            Executive Vice President
                          and Chief Financial Officer


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